UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2024
WEAVE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40998	26-3302902
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 W Powell Way Lehi, Utah	84043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 579-5668
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	WEAV	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2024, Weave Communications, Inc. (the “Company”) announced the appointment of Marcus Bertilson as its Chief Operations Officer, effective immediately.

Prior to his promotion, Mr. Bertilson, age 39, had served as the Company’s Chief Strategy and Services Officer since May 2023. Prior to joining the Company, he was an independent investor, advisor and business consultant from September 2022 to May 2023. From June 2015 to August 2022, Mr. Bertilson served in multiple roles at Thumbtack, Inc., a home services marketplace, including most recently as Senior Vice President and General Manager of Revenue and Strategy from March 2020 to August 2022. Prior to that, he served in various positions at McKinsey & Company, a management consulting firm, from January 2011 to July 2015, most recently as Engagement Manager. Mr. Bertilson received a degree in finance, business administration, and strategy from Stockholm School of Business.

There are no family relationships between Mr. Bertilson and any of our directors or executive officers. Except as set forth herein, there is no arrangement or understanding between Mr. Bertilson and any other persons pursuant to which Mr. Bertilson was appointed Chief Operations Officer of the Company. There are no related party transactions involving Mr. Bertilson that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEAVE COMMUNICATIONS, INC.

Date:	March 26, 2024

By:	/s/ Erin Goodsell

Name:	Erin Goodsell
Title:	Chief Legal Officer